Exhibit 99.1

ICON Leasing Fund Eleven, LLC

Portfolio Overview

SECOND QUARTER 2015

Table of Contents

Introduction to Portfolio Overview	1

Disposition	1

Portfolio Overview	1

Performance Analysis	2

Transactions with Related Parties	2

Financial Statements	4

Forward Looking Statements	8

Additional Information	8

ICON Leasing Fund Eleven, LLC

As of November 30, 2015

Introduction to Portfolio Overview

Presented below is ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the quarter ended June 30, 2015. References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $365,198,690 commencing with its initial offering on April 21, 2005 through the closing of the offering on April 21, 2007. On May 1, 2014, we commenced our liquidation period. During our liquidation period, we will sell our assets and/or let our investments mature in the ordinary course of business. Our liquidation period will continue if the sale of our remaining assets is not in the best interests of our members due to, among other things, current market conditions.

Disposition

The Fund disposed of the following investment:

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Disposition Date:	10/29/2015
The Fund’s Investment:	$10,121,000
Total Proceeds Received:	$12,405,000

Portfolio Overview

As of June 30, 2015, our portfolio consisted of the following investments:

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	9/30/2015

ICON Leasing Fund Eleven, LLC

Performance Analysis

Capital Invested as of June 30, 2015	$462,506,880
Leverage Ratio	0.03:1*
% of Receivables Collected for the Quarter Ended June 30, 2015	100%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of October 31, 2015.

Transactions with Related Parties

We entered into certain agreements with our Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Manager and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000. CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period (but not during our extended operating period), of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the capital assets secured by or subject to, our investments. For a more detailed analysis of the fees payable to our Manager, please see the Fund’s prospectus. In addition, our Manager may be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities. Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

There were no fees or administrative expense reimbursements incurred by us to our Manager or its affiliates for the three months ended June 30, 2015 and 2014, respectively.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We paid distributions to our Manager of $10,101 for the three and six months ended June 30, 2015. We paid distributions to our Manager of $151,523 for the three and six months ended June 30, 2014. Additionally, our Manager’s interest in the net loss attributable to us was $66,087 and $64,988 for the three and six months ended June 30, 2015, respectively. Our Manager’s interest in the net income attributable to us was $2,567 and $7,623 for the three and six months ended June 30, 2014, respectively.

ICON Leasing Fund Eleven, LLC

Transactions with Related Parties (continued)

Our Manager has waived the following fees in relation to services provided during the three and six months ended June 30, 2015 and 2014:

			Three Months Ended		Six Months Ended
			June 30,		June 30,
Entity	Capacity	Description	2015	2014	2015	2014
ICON Capital, LLC	Manager	Management fees	$63,869	$145,180	$127,738	$302,614
ICON Capital, LLC	Manager	Administrative expense reimbursements	83,489	131,772	194,367	273,983
			$147,358	$276,952	$322,105	$576,597

At June 30, 2015, we had a related party receivable of approximately $5,000, which is included in other current assets on our consolidated balance sheets. At December 31, 2014, we had a net payable due to our Manager and affiliates of approximately $229,000 that primarily related to professional fees paid on our behalf.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Balance Sheets

ICON Leasing Fund Eleven, LLC

(A Delaware Limited Liability Company)

Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$6,983,584	$7,056,701
Current portion of net investment in notes receivable	-	5,350,503
Other current assets	288,223	-
Total current assets	7,271,807	12,407,204
Non-current assets:
Leased equipment at cost (less accumulated depreciation of $11,453,592 and $8,168,854, respectively)	4,185,058	7,469,796
Investment in joint ventures	7,666,828	13,697,889
Total non-current assets	11,851,886	21,167,685
Total assets	$19,123,693	$33,574,889

Liabilities and Equity
Current liabilities:
Due to Manager and affiliates, net	-	228,736
Accrued expenses and other liabilities	611,581	6,210,790
Total liabilities	611,581	6,439,526

Commitments and contingencies

Equity:
Members’ equity:
Additional members	20,303,203	27,737,035
Manager	(3,022,880)	(2,947,791)
Total members' equity	17,280,323	24,789,244
Noncontrolling interests	1,231,789	2,346,119
Total equity	18,512,112	27,135,363
Total liabilities and equity	$19,123,693	$33,574,889

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Comprehensive (Loss) Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue and other income:
Finance income	$-	$475,936	$-	$949,306
Rental income	1,908,281	2,076,735	3,815,950	4,153,470
(Loss) income from investment in joint ventures	(6,421,563)	398,731	(5,943,637)	810,372
Gain on litigation	82,298	-	82,298	-
Gain on sale of leased equipment	-	74,809	-	74,809
Total revenue and other (loss) income	(4,430,984)	3,026,211	(2,045,389)	5,987,957
Expenses:
General and administrative	319,625	743,732	1,006,664	1,412,659
Depreciation	1,642,369	1,685,713	3,284,738	3,371,426
Impairment loss	-	273,928	-	273,928
Interest	9,205	10,286	18,016	18,793
Loss on derivative financial instruments	-	8,325	-	4,255
Total expenses	1,971,199	2,721,984	4,309,418	5,081,061
Net (loss) income	(6,402,183)	304,227	(6,354,807)	906,896
Less: net income attributable to noncontrolling interests	206,473	47,526	143,985	144,618
Net (loss) income attributable to Fund Eleven	(6,608,656)	256,701	(6,498,792)	762,278

Other comprehensive loss:
Currency translation adjustments during the period	-	(10,628)	-	(12,459)
Total other comprehensive loss	-	(10,628)	-	(12,459)
Comprehensive (loss) income	(6,402,183)	293,599	(6,354,807)	894,437
Less: comprehensive income attributable to noncontrolling interests	206,473	47,526	143,985	144,618
Comprehensive (loss) income attributable to Fund Eleven	$(6,608,656)	$246,073	$(6,498,792)	$749,819

Net (loss) income attributable to Fund Eleven allocable to:
Additional members	$(6,542,569)	$254,134	$(6,433,804)	$754,655
Manager	(66,087)	2,567	(64,988)	7,623
	$(6,608,656)	$256,701	$(6,498,792)	$762,278

Weighted average number of additional shares of limited liability company interests outstanding	362,656	362,656	362,656	362,656
Net (loss) income attributable to Fund Eleven per weighted average additional share of limited liability company interests outstanding	$(18.04)	$0.70	$(17.74)	$2.08

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of			Total
	Limited Liability	Additional		Members'	Noncontrolling	Total
	Company Interests	Members	Manager	Equity	Interests	Equity
Balance, December 31, 2014	362,656	$27,737,035	$(2,947,791)	$24,789,244	$2,346,119	$27,135,363

Net income (loss)	-	108,765	1,099	109,864	(62,488)	47,376
Distributions	-	-	-	-	(629,158)	(629,158)
Balance, March 31, 2015 (unaudited)	362,656	27,845,800	(2,946,692)	24,899,108	1,654,473	26,553,581

Net (loss) income	-	(6,542,569)	(66,087)	(6,608,656)	206,473	(6,402,183)
Distributions	-	(1,000,028)	(10,101)	(1,010,129)	(629,157)	(1,639,286)
Balance, June 30, 2015 (unaudited)	362,656	$20,303,203	$(3,022,880)	$17,280,323	$1,231,789	$18,512,112

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(6,354,807)	$906,896
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	-	(160,400)
Loss (income) from investment in joint ventures	5,943,637	(810,372)
Gain on sale of leased equipment	-	(74,809)
Depreciation	3,284,738	3,371,426
Impairment loss	-	273,928
Loss on derivative financial instruments	-	4,255
Interest expense, other	18,016	16,614
Changes in operating assets and liabilities:
Other assets	(288,223)	12,114
Accrued expenses and other liabilities	(266,722)	(47,844)
Due to Manager and affiliates, net	(228,736)	-
Distributions from joint venture	98,361	-
Net cash provided by operating activities	2,206,264	3,491,808
Cash flows from investing activities:
Principal received on notes receivable	-	4,717,183
Proceeds from sales of leased equipment	-	1,723,341
Investment in joint venture	(10,937)	(13,510)
Net cash (used in) provided by investing activities	(10,937)	6,427,014
Cash flows from financing activities:
Distributions to members	(1,010,129)	(15,152,333)
Distributions to noncontrolling interests	(1,258,315)	(1,204,965)
Net cash used in financing activities	(2,268,444)	(16,357,298)
Effects of exchange rates on cash and cash equivalents	-	957
Net decrease in cash and cash equivalents	(73,117)	(6,437,519)
Cash and cash equivalents, beginning of period	7,056,701	16,626,672
Cash and cash equivalents, end of period	$6,983,584	$10,189,153

Supplemental disclosure of non-cash investing and financing activities:
Mutual release of notes receivable and seller's credits obligations	$5,350,503	$-

ICON Leasing Fund Eleven, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Disposition, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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